Exhibit 31.1
CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
I, Richard S. Ressler, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of CIM Real Estate Finance Trust, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 24, 2020	/s/ RICHARD S. RESSLER
		Name:	Richard S. Ressler
		Title:	Chief Executive Officer, President and Chairman of the Board of Directors (Principal Executive Officer)